Exhibit 10.2B

                               FIRST AMENDMENT TO
                    REAL PROPERTY PURCHASE AND SALE AGREEMENT

            THIS FIRST AMENDMENT TO REAL PROPERTY PURCHASE AND SALE AGREEMENT ("First Amendment") is made as of July 15, 1999 by and between HARBOR COMMUNITY INVESTMENT, L.C., an Iowa limited liability company ("Seller"), and AB CAPITAL, LLC, a Delaware limited liability company, or its permitted designee ("Buyer"), with reference to the following facts:

      A. Buyer and Seller have heretofore entered into that certain Real Property Purchase and Sale Agreement dated as of January 15, 1999 (the "Real Property Agreement"), pursuant to which Seller has agreed to sell and Buyer has agreed to purchase certain real property described therein.

      B. Concurrently with the execution and delivery of the Agreement, Buyer entered into an Asset Purchase and Sale Agreement (the "Asset Agreement") with Greater Dubuque Riverboat Entertainment Company, L.C. ("GDREC") pursuant to which, among other things, Buyer agreed to purchase from GDREC, and GDREC agreed to sell to Buyer certain assets of GDREC, the purchase and sale of which is a condition of closing the transactions contemplated by the Asset Agreement.

            NOW THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer and Seller agree as follows:

            1. Any defined terms set forth in this First Amendment shall, unless otherwise provided herein, have the same meanings as the defined terms set forth in the Real Property Agreement.

            2. Buyer and Seller agree that, at any time prior to January 15, 2001 (the "Transfer Period"), Buyer or Buyer's designee shall have the absolute right, in its sole and absolute discretion, to direct Seller, by written notice (the "Transfer Notice") to Seller in accordance with the notice provisions contained in the Asset Agreement, to transfer title to all or a portion of the parcels of real property described on Exhibit A attached hereto and hereby incorporated herein (the "Additional Property") directly to the City of Dubuque ("City") or to a third party designated by the City. Such transfer shall take place upon Seller, not later than (30) thirty days from receipt by Seller of any such Transfer Notice, delivering to the City or its designee one or more general warranty deeds executed by Seller in favor of the City with respect to the Additional Property described in such Transfer Notice, subject to any easements, restrictions or covenants of record. In respect of the period commencing on the date hereof and terminating on the earlier to occur of (i) the date of Seller's receipt of a Transfer Notice and (ii) the expiration of the Transfer Period, Buyer agrees to reimburse Seller for the applicable portion of real property taxes, special assessments, liability insurance premiums for general liability insurance, general maintenance costs and other out of pocket costs and expenses reasonably incurred by Seller, consistent with past practices and in respect of the Additional Property. In the event a Transfer Notice is not delivered to Seller by
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Buyer on or prior to the expiration of the Transfer Period, this First Amendment shall be deemed terminated and of no further force and effect. Notwithstanding any provision to the contrary set forth herein, Buyer shall not have any obligation to acquire Additional Property or to direct Seller to transfer Additional Property to the City or its designee.

            3. Seller makes no representations or warranties regarding the condition of the Additional Property, and the City or other transferee hereunder shall take the Additional Property "as is - where is," with all fault and defects, including environmental defects or concerns, if any. Seller shall reserve the right to note this provision on the face of any such deed.

            4. The provisions of this First Amendment shall survive the Closing Date and the transfer of properties and assets to be sold pursuant to the Real Property Agreement and the Asset Agreement.

            5. Except as specifically set forth herein, the Real Property Agreement, as amended by this First Amendment, remains in full force and effect.

            6. This First Amendment may be executed in any number of counterparts. Each counterpart shall be deemed an original instrument, but all such counterparts together shall constitute one agreement. This First Amendment shall be effective upon receipt by Buyer and/or Seller from the other party hereto of a facsimile transmission of the signatures required to execute this First Amendment. If either Buyer or Seller executes this First Amendment utilizing a facsimile transmission, such party shall mail executed copies of this First Amendment not later than one (1) business day after facsimile transmission of signatures.

            IN WITNESS WHEREOF, Buyer and Seller have executed this First Amendment as of the day and year set forth above.

BUYER:                                     SELLER:

HARBOR COMMUNITY INVESTMENT,               PENINSULA GAMING COMPANY, LLC
L.C., an Iowa limited liability company    (f/k/a AB CAPITAL, LLC), a Delaware
                                           limited liability company


By: /s/ Donald Iverson                     By: /s/ Michael S. Luzich
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    Donald Iverson, Manager                    Michael S. Luzich